As filed with the Securities and Exchange Commission on April 23, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Rank One Computing Corporation
(Exact name of registrant as specified in its charter)

Colorado	47-3970528
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1290 Broadway, Suite 1200 Denver, Colorado	80203
(Address of Principal Executive Offices)	(Zip Code)

RANK ONE COMPUTING CORPORATION 2018 EQUITY INCENTIVE PLAN RANK ONE COMPUTING CORPORATION 2026 EQUITY INCENTIVE PLAN
(Full title of the plans)

B. Scott Swann

Chief Executive Officer

Rank One Computing Corporation

1290 Broadway, Suite 1200

Denver, CO 80203

(303) 317-6118

Copies to:

Joseph M. Lucosky, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Tel: (732) 395-4400

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Rank One Computing Corporation (the “Registrant”) to register (i) 9,376,716 shares of common stock with respect to the Registrant’s 2018 Equity Incentive Plan, as amended (the “2018 Plan”), and (ii) 6,724,038 shares of common stock with respect to the Registrant’s 2026 Equity Incentive Plan (the “2026 Plan”, and together with the 2018 Plan, the “Plans”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Commission on March 31, 2026;

(2)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 24, 2026 and March 26, 2026; and

(3)	The description of the Registrant’s common stock contained in our Registration Statement on Form 8-A filed with the Commission on February 18, 2026 and as amended on February 19, 2026, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Second Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1/A filed with the SEC on January 26, 2026)
4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1/A filed with the SEC on January 26, 2026)
5.1*	Opinion of KO Law PC
23.1*	Consent of Rosenberg Rich Baker Berman, P.A., Independent Registered Public Accounting Firm
23.2*	Consent of KO Law PC (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this registration statement)
99.1	Rank One Computing Corporation 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1/A filed with the SEC on January 26, 2026)
99.2	Amendment No. 1 to Rank One Computing Corporation 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A filed with the SEC on January 26, 2026)
99.3	Rank One Computing Corporation 2026 Equity Incentive Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1/A filed with the SEC on January 26, 2026)
107*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 23, 2026.

RANK ONE COMPUTING CORPORATION

By:	/s/ B. Scott Swann
B. Scott Swann Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of B. Scott Swann and Cody Barnes as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ B. Scott Swann	Chief Executive Officer and Director	April 23, 2026
B. Scott Swann	(Principal Executive Officer)

/s/ Cody Barnes	Chief Financial Officer	April 23, 2026
Cody Barnes	(Principal Financial and Accounting Officer)

/s/ Brendan Klare	President, Chief Scientist, and Board Chairman	April 23, 2026
Brendan Klare

/s/ Joshua Klontz	Chief Technology Officer and Director	April 23, 2026
Joshua Klontz

/s/ Edward Davis	Independent Director	April 23, 2026
Edward Davis

/s/ Brian Hibbeln	Independent Director	April 23, 2026
Brian Hibbeln

/s/ Steven Martinez	Independent Director	April 23, 2026
Steven Martinez

/s/ Dawn Meyerriecks	Independent Director	April 23, 2026
Dawn Meyerriecks

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